Solo Brands, Inc. Announces Fiscal 2026 Second Quarter Results
Stronger Profitability, Cash Flow and Debt Reduction Reflect Operational Discipline and Strategic Focus; Reiterating 2026 Financial Guidance
Grapevine, Texas, August 13, 2026: Solo Brands, Inc. (OTCQB: SBDS) (“Solo Brands” or “the Company”), a premium outdoor lifestyle company that develops and markets branded products across its Solo Stove, Chubbies, and Watersports segments, today announced its financial results for the three and six months ended June 30, 2026.
John Larson, President and Chief Executive Officer, commented, “April and May started the quarter on a strong note, though direct-to-consumer demand softened in June as consumers remained selective in their discretionary spending.  While we would like sales to be higher, our second-quarter results improved meaningfully from the first quarter, highlighted by narrowing the net loss to $4.4 million, positive adjusted EBITDA of $13.5 million, or 15.3% of revenue, strong operating cash flow generation, and debt reduction, including the full repayment of our revolver facility. These results reflect the progress we are making to build a leaner, more disciplined company focused on profitability, cash generation, and returns on investment.
“Our second quarter international sales increased year-over-year, and we also advanced our international strategy through new distribution agreements across Europe, the U.K., and parts of APAC, extending the reach of our brands and supporting long-term growth. In addition, we strengthened our leadership team across sales and digital, enhancing focus and execution across our portfolio. Our priorities remain clear: improve demand at Solo Stove and Chubbies, maintain disciplined expense and working capital management, and invest behind the products, markets, and channels that offer the most attractive returns. While there is still work ahead, we are making measurable progress and believe we are positioning Solo Brands for sustainable, profitable growth,” Larson concluded.
Consolidated Second Quarter 2026 Highlights Compared to Second Quarter 2025
•Net sales of $88.5 million decreased 4.1% from $92.3 million, primarily the result of the decline in direct-to-consumer (“DTC”) net sales within the Solo Stove and Chubbies segments, partially offset by an increase in retail channel sales within our Watersports segment and international sales.
•Gross profit of $53.0 million, or 59.9% of net sales, compared to $56.6 million, or 61.3% of net sales. Adjusted gross profit(1) of $54.7 million, or 61.8% of net sales, compared to $56.9 million, or 61.7% of net sales. Gross profit was impacted by lower net sales, changes in channel and product mix, and a raw material inventory write-off related to the closure of Oru’s manufacturing facility, partially offset by prior period tariff refunds received during the current period.
•Operating expenses of $49.5 million decreased 25.5% from $66.4 million.
•Selling, general & administrative expenses of $42.6 million decreased 10.6% from $47.7 million, primarily due to lower employee compensation, reflective of our disciplined, efficiency-driven spend management and ongoing payroll reduction efforts, as well as lower seller fees and shipping costs resulting from lower DTC sales volume.
•Restructuring, contract termination and impairment charges were $1.9 million compared to $10.3 million.
•Net loss attributable to Solo Brands, Inc. of $4.4 million, or $1.72 diluted loss per share of Class A common stock(2), compared to $13.5 million, or $8.93 diluted loss per share of Class A common stock(2).
•Adjusted net income attributable to Solo Brands, Inc.(1) of $3.9 million, or $1.52 adjusted diluted income per share of Class A common stock(1)(2), compared to $0.0 million, or $0.02 adjusted diluted income per share of Class A common stock(1)(2).
•Adjusted EBITDA(1) of $13.5 million, or 15.3% of net sales, compared to $10.5 million, or 11.4% of net sales.
Segment Second Quarter 2026 Highlights Compared to Second Quarter 2025
Solo Stove
•Net sales of $32.7 million decreased 14.7%, reflecting lower unit volumes driven by the Company’s continued focus on pricing and promotional discipline within the DTC channel, as well as softness in the retail channel as we rebuild our retail partnerships.
•Segment adjusted EBITDA of $3.6 million, or 11.2% of net sales, compared to $3.4 million, or 8.9% of net sales, reflecting the benefit of ongoing cost reduction initiatives, specifically employee compensation and marketing, amid lower net sales and, to a lesser extent, prior period tariff refunds received during the current period.
Chubbies
•Net sales of $40.6 million decreased 8.6%, reflecting lower DTC channel sales, partially offset by higher retail channel sales.
•Segment adjusted EBITDA of $12.8 million, or 31.4% of net sales, compared to $11.5 million, or 25.8% of net sales, reflecting the benefit of cost reduction initiatives for employee compensation and prior period tariff refunds received during the current period.
Watersports
•Net sales of $15.1 million increased 59.2%, reflecting an expanded partnership with a key customer within the retail channel, partially offset by variability in customer demand within the DTC channel.

•Segment adjusted EBITDA of $2.9 million, or 19.0% of net sales, compared to $1.8 million, or 19.1% of net sales, reflecting the higher net sales during the period and the benefit of cost reduction initiatives.
Consolidated Six Months Ended June 30, 2026 Highlights Compared to Six Months Ended June 30, 2025
•Net sales of $151.3 million decreased 10.7% from $169.5 million, primarily the result of the decline in both DTC and retail channel net sales within the Solo Stove segment, and, to a lesser extent, declines in both channels within the Chubbies segment, partially offset by an increase in retail channel sales within our Watersports segment.
•Gross profit of $85.9 million, or 56.8% of net sales, compared to $99.2 million, or 58.5% of net sales. Adjusted gross profit(1) of $87.8 million, or 58.0% of net sales, compared to $99.7 million, or 58.8% of net sales. Gross profit was impacted by lower net sales, changes in channel and product mix, and a raw material inventory write-off related to the closure of Oru’s manufacturing facility, partially offset by prior period tariff refunds received during the current period.
•Operating expenses of $87.1 million decreased 27.2% from $119.7 million.
•Selling, general & administrative expenses of $75.8 million decreased 12.5% from $86.7 million, primarily based on lower employee-based compensation company-wide and lower marketing costs within the Solo Stove segment, both reflective of our disciplined, efficiency-driven spend management and ongoing payroll reduction efforts, as well as lower seller fees and shipping costs resulting from lower DTC net sales.
•Restructuring, contract termination and impairment charges were $2.2 million compared to $16.1 million.
•Net loss attributable to Solo Brands, Inc. of $9.9 million, or $3.89 diluted loss per share of Class A common stock(2), compared to $25.7 million, or $17.06 diluted loss per share of Class A common stock(2).
•Adjusted net loss attributable to Solo Brands, Inc.(1) of $3.6 million, or $1.41 adjusted diluted loss per share of Class A common stock(1)(2), compared to $4.7 million, or $3.15 adjusted diluted loss per share of Class A common stock(1)(2).
•Adjusted EBITDA(1) of $15.1 million, or 10.0% of net sales, compared to $14.0 million, or 8.3% of net sales.
Segment Six Months Ended June 30, 2026 Highlights Compared to Six Months Ended June 30, 2025
Solo Stove
•Net sales of $48.7 million decreased 24.4%, reflecting lower unit volumes driven by the Company’s continued focus on pricing and promotional discipline within the DTC channel, as well as softness in the retail channel as we rebuild our retail partnerships.
•Segment adjusted EBITDA of $2.0 million, or 4.0% of net sales, compared to $1.9 million, or 3.0% of net sales, reflecting the benefit of ongoing cost reduction initiatives, specifically employee compensation and marketing, amid lower net sales and, to a lesser extent, prior period tariff refunds received during the current period.
Chubbies
•Net sales of $77.3 million decreased 11.3%, reflecting primarily lower DTC channel sales.
•Segment adjusted EBITDA of $20.1 million, or 26.0% of net sales, compared to $22.8 million, or 26.1% of net sales, reflecting lower net sales, partially offset by the benefit of prior period tariff refunds received during the current period.
Watersports
•Net sales of $25.3 million increased 45.7%, reflecting an expanded partnership with a key customer within the retail channel, partially offset by variability in customer demand within the DTC channel.
•Segment adjusted EBITDA of $4.9 million, or 19.2% of net sales, compared to $2.4 million, or 13.6% of net sales, reflecting the higher net sales during the period and the benefit of cost reduction initiatives.
Consolidated Balance Sheet
Cash and cash equivalents were $35.4 million as of June 30, 2026 compared to $20.0 million as of December 31, 2025.
Inventory was $59.6 million as of June 30, 2026, a decline from $81.6 million as of December 31, 2025, primarily reflecting continued optimization of our supply chain to meet DTC and retail channel demand as well as tariff refunds received that were recognized as a reduction of inventory.
Outstanding borrowings(3) were $258.3 million, including interest paid-in-kind, under the 2025 Term Loan (as defined herein) as of June 30, 2026, and no outstanding borrowings under the 2025 Revolving Credit Facility (as defined herein) as of June 30, 2026. As of June 30, 2026, availability for future draws under the 2025 Revolving Credit Facility, based on the borrowing base as of such date, was $57.2 million, net of issued letters of credit.

Full Year 2026 Outlook(4)
We are reaffirming our 2026 financial guidance as follows:
•Net sales are expected to be between $280 million and $310 million for 2026.
•Adjusted EBITDA(1)(5) is expected to be between $24 million and $30 million for 2026.
Full year 2026 guidance assumes:
•Continued uneven demand environment.
•Estimated ongoing tariff impacts considering recent judicial decisions.
•Positive impact from existing and incremental payroll reductions and restructuring discussed on the March 19 and May 14, 2026, earnings conference calls.
(1)This press release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this press release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.
(2)Effective January 1, 2026, the Company completed a series of transactions which, among other things, resulted in all outstanding Class B common stock being cancelled and exchanged for Class A common stock on a one-for-one basis (the “Corporate Simplification”). See our 2026 Q1 Form 10-Q for additional details regarding the Corporate Simplification.
(3)On June 13, 2025, the Company entered into an amendment (the “2025 Credit Agreement”) to its existing credit agreement. The 2025 Credit Agreement consists of (i) a term loan with an aggregate principal amount of $240.0 million (“2025 Term Loan”) and (ii) a revolving credit facility with an initial committed amount of $90.0 million (“2025 Revolving Credit Facility”). The 2025 Revolving Credit Facility includes (i) a sub-limit of $10.0 million for swing line loans and (ii) a separate sub-limit of $20.0 million for the issuance of letters of credit. See our 2025 Form 10-K for additional details regarding the 2025 Credit Agreement.
(4)The Company’s full year 2026 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.
(5)The Company has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.
Conference Call Details
A conference call to discuss the Company's second quarter 2026 results is scheduled for August 13, 2026, at 9:00 a.m. ET. Investors and analysts who wish to participate in the call are invited to dial 1-866-652-5200 (international callers, please dial 1-412-317-6060) approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available in the investor relations section of Solo Brands’ website, https://investors.solobrands.com, where accompanying materials will be posted prior to the conference call.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available until August 20, 2026. To access the telephone replay, dial 1-855-669-9658 (international callers, please dial 1-412-317-0088). The access code for the replay is 5230432. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website, https://investors.solobrands.com, for one year.
About Solo Brands, Inc.
Solo Brands is a premium outdoor lifestyle company that develops and markets branded products designed to enhance outdoor recreation, entertainment, and adventure while bringing people together. The Company operates across three primary outdoor lifestyle categories – Solo Stove, known for its highly rated fire pits, griddles, coolers, and accessories; Chubbies, a lifestyle brand focused on casual wear, activewear, and swimwear; and Watersports, which includes ISLE, a maker of inflatable and hard paddle boards and related accessories, and Oru Kayak, the innovator of origami-inspired folding kayaks. Headquartered in Grapevine, Texas, Solo Brands employs approximately 300 associates. Its products are sold through leading retailer partners, direct-to-consumer channels, and a growing network of distributors worldwide. For a listing of our brands and more information, please visit https://solobrands.com.
Contacts:
Mark Anderson, Senior Director of Treasury & Investor Relations
Investors@solobrands.com
Three Part Advisors, LLC
Sandy Martin: smartin@threepa.com, 214-616-2207
Steven Hooser: shooser@threepa.com, 214-872-2710
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our financial outlook for 2026, improving sales trends, the expected benefits from our strategic transformation, our future financial position and plans for revenue growth, turnaround efforts and business strategy, our launch of new products, including our partnership with key customers, and related impacts to future financial results. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our future ability to continue as a going concern; our ability to realize expected benefits from our strategic plans; our ability to implement any restructuring and cost-reduction efforts; our limited liquidity; our ability to mitigate the impact of new and increased tariffs and similar restrictions on our business; our reliance on third-party manufacturers, which operate mostly outside of the U.S., and problems with, or the loss of, our suppliers or an inability to obtain raw materials; our dependence on cash generated from operations to support our business and our growth initiatives; our ability to relist to a national exchange; risks associated with fluctuations in the price of our Class A common stock; risks associated with our indebtedness, including the limits imposed by our indebtedness to invest in the ongoing needs of our business; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to design, develop and introduce new products; our ability to manage our future growth effectively; our ability to expand into additional markets; risks associated with our international operations; our inability to sustain historic growth rates; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls, including write-offs; geopolitical actions, natural disasters, or pandemics; the ability of our largest stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Availability of Information on Solo Brands’ Website and Social Media Profiles
Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.
Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2026	2025	2026	2025
Net sales	$88,460	$92,257	$151,341	$169,509
Cost of goods sold	35,441	35,658	65,419	70,305
Gross profit	53,019	56,599	85,922	99,204
Operating expenses
Selling, general & administrative expenses	42,609	47,686	75,814	86,676
Depreciation and amortization expenses	4,334	6,394	8,442	13,283
Restructuring, contract termination and impairment charges	1,895	10,251	2,200	16,090
Other operating expenses	668	2,103	690	3,633
Total operating expenses	49,506	66,434	87,146	119,682
Income (loss) from operations	3,513	(9,835)	(1,224)	(20,478)
Non-operating (income) expense
Interest expense, net	7,887	5,989	15,380	11,559
Other non-operating (income) expense	(119)	3,267	(267)	2,687
Total non-operating (income) expense	7,768	9,256	15,113	14,246
Income (loss) before income taxes	(4,255)	(19,091)	(16,337)	(34,724)
Income tax expense (benefit)	136	1,676	(6,480)	4,620
Net income (loss)	(4,391)	(20,767)	(9,857)	(39,344)
Less: net income (loss) attributable to noncontrolling interests	—	(7,299)	—	(13,684)
Net income (loss) attributable to Solo Brands, Inc.	$(4,391)	$(13,468)	$(9,857)	$(25,660)

Other comprehensive income (loss)
Foreign currency translation, net of tax	$(55)	$181	$(214)	$181
Comprehensive income (loss)	(4,446)	(20,586)	(10,071)	(39,163)
Less: other comprehensive income (loss) attributable to noncontrolling interests	—	64	—	64
Less: net income (loss) attributable to noncontrolling interests	—	(7,299)	—	(13,684)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(4,446)	$(13,351)	$(10,071)	$(25,543)

Net income (loss) per Class A common stock
Basic and diluted(1)	$(1.72)	$(8.93)	$(3.89)	$(17.06)

Weighted-average Class A common stock outstanding
Basic and diluted(1)	2,560	1,509	2,534	1,504
(1)Effective January 1, 2026, the Company completed a series of transactions which, among other things, resulted in all outstanding Class B common stock being cancelled and exchanged for Class A common stock on a one-for-one basis. See our 2026 Q1 Form 10-Q for additional details regarding the Corporate Simplification.

SOLO BRANDS, INC.
Segment Operating Results
(Unaudited)

	Three Months Ended June 30, 2026			Six Months Ended June 30, 2026
(in thousands)	Solo Stove	Chubbies	Watersports	Solo Stove	Chubbies	Watersports
Net sales	$32,684	$40,648	$15,128	$48,710	$77,323	$25,308
Cost of goods sold(1)	11,863	12,641	9,513	18,544	29,390	16,061
Marketing expense	7,660	5,470	1,198	11,079	8,752	1,563
Employee-related compensation	1,876	2,223	346	3,980	5,262	662
Other segment operating expenses	7,637	7,546	1,191	13,145	13,834	2,171
Segment adjusted EBITDA	$3,648	$12,768	$2,880	$1,962	$20,085	$4,851

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
(in thousands)	Solo Stove	Chubbies	Watersports	Solo Stove	Chubbies	Watersports
Net sales	$38,298	$44,455	$9,504	$64,426	$87,144	$17,373
Cost of goods sold	13,730	17,826	4,102	25,200	35,999	8,547
Marketing expense	9,088	4,211	1,342	14,800	7,525	1,952
Employee-related compensation	2,814	3,410	619	6,123	6,844	1,502
Other segment operating expenses	9,272	7,531	1,622	16,395	14,004	3,011
Segment adjusted EBITDA	$3,394	$11,477	$1,819	$1,908	$22,772	$2,361
(1)Cost of goods sold for Watersports excludes a $1.4 million inventory writedown of raw materials related to the closure of the Oru manufacturing facility for the three and six months ended June 30, 2026 as it is not considered a component of segment adjusted EBITDA.

SOLO BRANDS, INC.
Consolidated Balance Sheets
(Unaudited)

(In thousands, except number of shares and par value)	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$35,446	$20,034
Accounts receivable, net of allowance for credit losses of $0.5 million and $1.1 million as of June 30, 2026 and December 31, 2025, respectively	29,858	29,764
Inventory	59,599	81,648
Prepaid expenses and other current assets	10,614	8,767
Total current assets	135,517	140,213
Non-current assets
Property and equipment, net	10,088	13,197
Intangible assets, net	95,269	100,038
Goodwill	73,119	73,119
Operating lease right-of-use assets	14,450	17,901
Other non-current assets	14,569	15,874
Total non-current assets	207,495	220,129
Total assets	$343,012	$360,342

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,681	$13,073
Accrued expenses and other current liabilities	26,413	30,843
Deferred revenue	1,107	1,649
Current portion of long-term debt	4,200	1,800
Total current liabilities	43,401	47,365
Non-current liabilities
Long-term debt, net	245,046	240,272
Deferred tax liability	211	6,739
Operating lease liabilities	11,049	13,888
Other non-current liabilities	964	677
Total non-current liabilities	257,270	261,576

Commitments and contingencies

Shareholders’ Equity
Class A common stock, par value $0.001 per share; 475,000,000 shares authorized; 2,567,858 and 1,847,618 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively(1)	3	2
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized; 0 and 674,319 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively(1)	—	1
Additional paid-in capital	383,857	377,331
Retained earnings (accumulated deficit)	(339,822)	(329,965)
Accumulated other comprehensive income (loss)	(488)	(274)
Treasury stock, 54,200 and 32,836 owned as of June 30, 2026 and December 31, 2025, respectively	(1,209)	(1,092)
Equity attributable to Solo Brands, Inc.	42,341	46,003
Equity attributable to noncontrolling interests	—	5,398
Total equity	42,341	51,401
Total liabilities and equity	$343,012	$360,342
(1)Effective January 1, 2026, the Company completed a series of transactions which, among other things, resulted in all outstanding Class B common stock being cancelled and exchanged for Class A common stock on a one-for-one basis. See our 2026 Q1 Form 10-Q for additional details regarding the Corporate Simplification.

SOLO BRANDS, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(9,857)	$(39,344)
Adjustments to reconcile net income (loss) to net cash and cash equivalents (used in) provided by operating activities
Depreciation and amortization	10,622	13,799
Interest expense payable in kind	5,804	—
Noncash operating lease expense	3,208	3,828
Amortization of debt issuance costs	3,016	684
Equity-based compensation, net	1,128	962
Loss on disposition of the TerraFlame manufacturing operations	—	1,441
Other	83	(270)
Inventory charges associated with restructuring and consolidation activities	1,424	—
Restructuring, contract termination and impairment charges	(724)	(588)
Change in fair value of contingent consideration	—	(787)
Deferred income taxes	(6,528)	(1,405)
Changes in assets and liabilities
Accounts receivable	24	2,123
Inventory	20,452	26,331
Prepaid expenses and other current assets	(133)	(1,935)
Accounts payable	(1,385)	(58,306)
Accrued expenses and other current liabilities	(4,779)	(11,781)
Deferred revenue	(542)	(395)
Operating lease liabilities	(2,394)	(3,292)
Other non-current assets and liabilities	585	4,679
Net cash provided by (used in) operating activities	20,004	(64,256)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,633)	(6,414)
Net cash provided by (used in) investing activities	(3,633)	(6,414)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities and term loans	15,000	277,322
Repayments of revolving credit facilities and term loans	(15,600)	(179,322)
Debt issuance costs paid	—	(18,502)
Finance lease liability principal paid	—	(155)
Net consideration paid to Former Sellers of TerraFlame	—	(2,500)
Surrender of stock to settle taxes on restricted stock awards	(117)	(216)
Net cash provided by (used in) financing activities	(717)	76,627
Effect of exchange rate changes on cash	(242)	181
Net change in cash and cash equivalents	15,412	6,138
Cash and cash equivalents balance, beginning of period	20,034	11,980
Cash and cash equivalents balance, end of period	$35,446	$18,118

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, adjusted net income, adjusted net income (loss) per Class A common stock, adjusted EBITDA and adjusted EBITDA margin as non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.
None of these non-GAAP measures is a measurement of financial performance under U.S. GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP and are not indicative of net income (loss) as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.
These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software development costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.
In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures.
Adjusted Net Income (Loss)
We calculate adjusted net income (loss) as net income (loss) excluding restructuring, contract termination and impairment charges and other costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”. Adjusted net income (loss) attributable to noncontrolling interests is calculated as income (loss) before income taxes, adjusted in the same manner as adjusted net income (loss), adjusted for the allocable attribution to the noncontrolling interest.
Adjusted Net Income (Loss) per Class A Common Stock
We calculate adjusted net income (loss) per Class A common stock as adjusted net income (loss), as defined above, less the allocable portion of net income to the noncontrolling interest, divided by weighted average diluted shares or weighted average shares of Class A common stock, respectively, as calculated under U.S. GAAP.
EBITDA
We calculate EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses.
Adjusted EBITDA
We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization expenses, restructuring, contract termination and impairment charges, equity-based compensation expense, and other costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”.
Adjusted EBITDA Margin
We calculate adjusted EBITDA margin as adjusted EBITDA, divided by net sales.
Adjusted Gross Profit
We calculate adjusted gross profit as gross profit, plus inventory charges associated with restructuring and consolidation activities, inventory fair value write-ups and tooling depreciation.
Adjusted Gross Profit Margin
We calculate adjusted gross profit margin as adjusted gross profit, divided by net sales.

Non-GAAP Adjustments
In addition to the costs specifically noted under the non-GAAP metrics above, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude costs believed by management to be non-operating in nature and not representative of the Company’s core operating performance. These costs are excluded in order to provide a basis for evaluating operating results in future periods.
•Inventory charges associated with restructuring and consolidation activities - represents the inventory writedown of raw materials related to the closure of the Oru manufacturing facility, which was the Company’s only remaining manufacturing operation.
•Restructuring, contract termination, impairment and related charges - for 2026, represents charges related to cost saving initiatives, such as reduction in force, closure of a distribution center, retention payments to key personnel, closure and impairment of a manufacturing facility, as well as costs related to the engagement of strategic consulting firms for operational planning, and additional cost saving initiative identification. For 2025, represents charges related to impairment of long lived assets, cost saving initiatives, such as the reduction in force, closure of distribution centers, owned retail store lease terminations, impairments and modifications, termination of underperforming licensing arrangements and other contracts, retention payments to key personnel, as well as costs related to the engagement of strategic consulting firms for operational planning, legal entity reorganizations, additional cost saving initiative identification and internal management reporting optimization.
•Amortization expense - represents the non-cash amortization of the following:
•intangible assets related to the reorganization transactions in 2020 and the 2021 and 2023 acquisitions and additions to patents in regard to their defense;
•website development costs; and
•capitalized software.
•Depreciation expense - represents the non-cash depreciation of the following:
•property and equipment; and
•tooling depreciation - tooling used in the manufacturing process that is recognized within cost of goods sold.
•Business optimization and expansion expenses - represents costs related to the engagement of strategic consulting firms for business optimization and expansion planning, and the transaction with the former sellers of TerraFlame in 2025.
•Costs associated with the refinancing amendment - represents costs related to the engagement of strategic consulting firms in conjunction with the 2025 debt refinancing.
•Equity-based compensation expense - represents the non-cash expense related to the incentive units, restricted stock units, options, performance stock units, special performance stock units, executive performance stock units and employee stock purchases, with vesting occurring over time and settled with the Company’s Class A common stock. Forfeitures are recognized in the period incurred and reflected as a reduction of the non-cash expense previously recognized for awards not yet vested.
•Transaction costs - represents costs for professional service fees incurred in connection with potential and completed registered securities offerings, merger, acquisition and/or divestiture activities, and tariff refund specialists.
•Changes in fair value of contingent earn-out liability - represents the charge to mark the contingent earn-out consideration to fair value in connection with the prior period acquisitions.
•Management transition costs - represents costs primarily related to executive transition costs for executive search fees and related costs for the transition of certain members of management, such as severance costs.
•Tax impact of adjusting items - represents the tax impact of the respective adjustments for each non-GAAP financial measure calculated at an expected statutory rate of 21.0%, adjusted to reflect the allocation to the controlling interest.
•Reversal of valuation allowance - represents the removal of the valuation allowance recorded within the period, as determined through revision of the current period tax provision to reflect the Non-GAAP Adjustments to income (loss) before income taxes.

SOLO BRANDS, INC.
Reconciliation of Consolidated Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands, except per share amounts)
Adjusted Gross Profit
The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2026	2025	2026	2025
Gross profit	$53,019	$56,599	$85,922	$99,204
Inventory charges associated with restructuring and consolidation activities	1,424	—	1,424	—
Tooling depreciation	248	293	486	516
Adjusted gross profit	$54,691	$56,892	$87,832	$99,720

Gross profit margin (Gross profit as a % of net sales)	59.9%	61.3%	56.8%	58.5%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	61.8%	61.7%	58.0%	58.8%
Adjusted Net Income (Loss) and Adjusted EPS
The following table reconciles net income (loss) to adjusted net income (loss) for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2026	2025	2026	2025
Net income (loss)	$(4,391)	$(20,767)	$(9,857)	$(39,344)
Restructuring, contract termination, impairment and related charges	3,319	10,251	3,624	16,090
Amortization expense	3,773	4,918	7,432	9,925
Business optimization and expansion expense	128	2,037	214	3,553
Costs associated with the refinancing amendment	—	4,341	—	4,341
Equity-based compensation expense	511	908	1,128	34
Transaction costs	540	—	476	—
Management transition costs	—	120	—	120
Changes in fair value of contingent earn-out liability	—	(717)	—	(787)
Tax impact of adjusting items	—	(3,081)	—	(4,620)
Reversal of valuation allowance(1)	—	2,958	(6,598)	5,461
Adjusted net income (loss)	$3,880	$968	$(3,581)	$(5,227)
Less: adjusted net income (loss) attributable to noncontrolling interests	—	938	—	(491)
Adjusted net income (loss) attributable to Solo Brands, Inc.	$3,880	$30	$(3,581)	$(4,736)

Net income (loss) per Class A common stock(2)	$(1.72)	$(8.93)	$(3.89)	$(17.06)

Adjusted net income (loss) per Class A common stock(2)	$1.52	$0.02	$(1.41)	$(3.15)

Weighted-average Class A common stock outstanding - basic and diluted(2)	2,560	1,509	2,534	1,504
(1)See our 2026 Q1 Form 10-Q Provision for Income Taxes section for additional details regarding the Corporate Simplification.
(2)Effective January 1, 2026, the Company completed a series of transactions which, among other things, resulted in all outstanding Class B common stock being cancelled and exchanged for Class A common stock on a one-for-one basis. See our 2026 Q1 Form 10-Q for additional details regarding the Corporate Simplification.

Adjusted EBITDA
The following table reconciles net income (loss) to adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2026	2025	2026	2025
Net income (loss)	$(4,391)	$(20,767)	$(9,857)	$(39,344)
Interest expense	7,887	5,989	15,380	11,559
Income tax (benefit) expense	136	1,676	(6,480)	4,620
Depreciation and amortization expense	5,388	6,663	10,622	13,799
EBITDA	$9,020	$(6,439)	$9,665	$(9,366)
Restructuring, contract termination, impairment and related charges	3,319	10,251	3,624	16,090
Business optimization and expansion expense	128	2,047	214	3,553
Equity-based compensation expense	511	908	1,128	34
Changes in fair value of contingent earn-out liability	—	(717)	—	(787)
Management transition costs	—	120	—	120
Transaction costs	540	—	476	—
Costs associated with the refinancing amendment	—	4,341	—	4,341
Adjusted EBITDA	$13,518	$10,511	$15,107	$13,985

Net income (loss) margin (Net income (loss) as a % of net sales)	(5.0)%	(22.5)%	(6.5)%	(23.2)%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	15.3%	11.4%	10.0%	8.3%